UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2018

Spindle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55151	20-8241820
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1201 S. Alma School Road, Suite 12500

Mesa, AZ 85210

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 800-560-9198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Reports on Form 8-K filed by Spindle, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on April 9, 2018 (the “Original Form 8-K”) and April 12, 2018 (the “Amended Filing”). The purpose of this Amendment is to file the Asset Purchase Agreement in its entirety since it is no longer subject to a confidential treatment request described herein. Except as set forth herein, no other modifications have been made to the Original 8-K filing or the Amended Filing.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 6, 2018, Spindle, Inc. (the “Company”) entered into an asset purchase agreement (the “Agreement”) whereby the Company will acquire substantially all of the assets of a privately held payments processing company (the “Acquisition”). In connection with the Acquisition, certain management of the target company would join the Company as the CEO and CTO upon closing. The Acquisition is scheduled to close on or before May 15, 2018. The purchase price for the scheduled assets will be paid in four installments. There are three conditions precedent to closing: (1) a third-party valuation of the assets must be conducted and result in a minimum threshold, (2) two key employees of the target company must agree to employment agreements with the Company, and (3) the Company must have sufficient funds to make the initial payment installment. A third party has a right of first refusal on certain assets to be purchased for a period of 30 days. The Agreement is attached hereto as Exhibit 10.1 with certain confidential information omitted and submitted to the Securities and Exchange Commission with a confidential treatment request.

The three conditions precedent to closing did not occur so the Agreement has been terminated.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement dated April 6, 2018
99.1	Press Release dated April 9, 2018*

*

Filed previously on the Company’s Current Report on Form 8-K filed with the SEC on April 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 28, 2019

SPINDLE, INC.

By:	/s/ Jack Scott
Name: Jack Scott
Title: Chief Executive Officer

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